EXHIBIT 10.2

THE SECURITIES REPRESENTED HEREBY MAY NOT BE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144, OR (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE ACT OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS.

FOR PURPOSES OF SECTIONS 1272, 1273, AND 1275 OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS SECURITY IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY FOR THIS SECURITY ARE AVAILABLE FROM THE COMPANY BY TELEPHONING THE COMPANY’S FINANCE DEPARTMENT AT (617) 624-0111 OR BY SUBMITTING A WRITTEN REQUEST TO: CONVERTED ORGANICS, INC., 7A COMMERCIAL WHARF WEST, BOSTON, MASSACHUSSETTS 02110, ATTENTION: EDWARD J. GILDEA.

10% CONVERTIBLE NOTE

Issue Date: March 6, 2009 Original Principal Amount: US$550,000

No. R — 1

FOR VALUE RECEIVED, Converted Organics Inc., a Delaware corporation (the “Company”), hereby unconditionally promises to pay to the order of Professional Offshore Opportunity Fund, LLC (the “Holder”), having an address at 1400 Old Country Road, Suite 206, Westbury, New York 11590, or at such address or at such other place as may be designated in writing by the Holder, or its assigns, the aggregate principal sum of Five Hundred Fifty Thousand Dollars United States Dollars ($550,000) (the “Original Note Amount”), which is made up of principal of Five Hundred Thousand United States Dollars ($500,000) (the “Principal”) and the pre-computed and pre-paid interest at a rate of ten percent (10%) per annum (the “Interest”) from the date set forth above through the first anniversary of this 10% Convertible Note (the “Note”). Subject to the other provisions of this Note, the principal amount of this Note, including any increase in such principal amount or interest, and all accrued and unpaid interest, if any, hereon shall mature and, together with the Original Note Amount (as reduced by the aggregate principal amount of this Note that has been prepaid or converted), become due and payable on the one-year anniversary of the initial release of Escrowed Funds (as defined in the Escrow Agreement dated March 6, 2009) (the “Stated Maturity Date”). Except as provided herein, all payments of principal and interest by the Company under this Note shall be made in United States dollars in immediately available funds to an account specified by the Holder.

The Company will pre-pay the first year’s interest on this Note entirely by increasing the principal amount of this Note. For the avoidance of doubt, the Original Note Amount includes the entire principal amount plus the pre-computed and pre-paid amount of interest for the one year period following the date above through the Stated Maturity Date.

In the event that any amount due hereunder is not paid when due, such overdue amount shall bear interest at an annual rate of eighteen percent (18%) until paid in full. In no event shall any interest charged, collected or reserved under this Note exceed the maximum rate then permitted by applicable law and if any such payment is paid by the Company, then such excess sum shall be credited by the Holder as a payment of principal.

This Note is one of a series of Notes (the “Company Notes”) of like tenor in an aggregate principal amount of One Million Five Hundred Thousand United States Dollars ($1,500,000) total with interest at a rate of 10% per annum for a total value of the Company Notes in an aggregate amount of One Million Six Hundred Fifty Thousand Dollars ($1,650,000) to be issued by the Company from time to time pursuant to the terms of the Purchase Agreement, and subject further to increases, as hereinafter defined.

1. Definitions. Capitalized terms used herein shall have the respective meanings ascribed thereto in the Purchase Agreement unless otherwise defined herein. Unless the context otherwise requires, when used herein the following terms shall have the meaning indicated:

“Affiliate” shall mean, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common control with, such Person.

“Board” shall mean the Board of Directors of Company.

“Board Calls” has the meaning set forth in Section 5(b)(x) hereof.

“Trading Day” other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Change of Control” shall be deemed to have occurred if, at any time (i) any Person or any Persons acting together that would constitute a “group” for purposes of Section 13(d) under the 1934 Act, or any successor provision thereto (other than one or more of the Investor and their Affiliates), shall acquire beneficial ownership (within the meaning of Rule 13d-3 under the 1934 Act, or any successor provision thereto) in a single transaction or a series of related transactions, of more than 50% of the aggregate voting power of the Company, other than one or more Investor or Investor’s Affiliates; (ii) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the Company or the successor entity of such transaction; or (iii) the Company sells or transfers its assets, as an entirety or substantially as an entirety, to another Person.

“Common Stock” shall mean the Common Stock, par value $0.0001 per share, of the Company or any securities into which shares of Common Stock may be reclassified after the date hereof.

“Common Stock Equivalent Price” means the amount equal to the quotient obtained by dividing (i) with respect to a single transaction or a series of transactions, the total aggregate consideration received by the Company upon the issuance of shares of Common Stock and/or Common Stock Equivalents and (ii) the number of shares of Common Stock issued or issuable upon the conversion, exchange or exercise of any Common Stock Equivalent in connection with such transaction or series of transactions.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company” has the meaning set forth in the first paragraph hereof.

“Company Notes” has the meaning set forth in the fourth paragraph hereof.

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Conversion Price” shall initially be equal to the lower of: (i) the Initial Conversion Price; or (ii) the Lowest Fixed Conversion Price. In the event there is an Event of Default, the Conversion Price shall equal the lowest of: (i) the Initial Conversion Price; (ii) the Lowest Fixed Conversion Price; and (iii) the Default Conversion Price.

“Conversion Shares” has the meaning set forth in the Purchase Agreement.

“Default Conversion Price” shall mean 70% of the average of the three lowest Market Prices of the Common Stock during the twenty (20) day trading period immediately prior to any conversion.

“Event of Default” has the meaning set forth in Section 6 hereof.

“Fair Market Value” shall mean (i) with respect to any publicly traded securities, the Market Price of such securities and (ii) with respect to any other securities or other assets, the fair market value of such other securities or other assets as determined by the Board in the good faith exercise of its reasonable business judgment.

“Final Redemption Premium” has the meaning set forth in Section 3(a) hereof.

“Holder” has the meaning set forth in the first paragraph hereof.

“Indebtedness” means any liability or obligation (i) for borrowed money, other than trade payables incurred in the ordinary course of business, (ii) evidenced by bonds, debentures, notes, or other similar instruments, (iii) in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto), except letters of credit or other similar instruments issued to secure payment of trade payables or obligations in respect of workers’ compensation, unemployment insurance and other social security laws or regulations, all arising in the ordinary course of business, (iv) to pay the deferred purchase price of property or services, except trade payables arising in the ordinary course of business, (v) as lessee under capitalized leases, or (vi) secured by a Lien on any asset of the Company or a Subsidiary, whether or not such obligation is assumed by the Company or such Subsidiary.

“Initial Conversion Price” shall mean initially 85% of the Market Price for the Trading Day immediately preceding the date of any conversion under this Note.

“Interest” has the meaning set forth in first paragraph hereof.

“Investor” has the meaning set forth in the Purchase Agreement.

“Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any of the foregoing).

“Lowest Fixed Conversion Price” shall mean the lowest price, conversion price or exercise price set by the Company in any equity financing transaction, convertible security, or derivative instrument issued after the date hereof in a “New Transaction.” The term “New Transaction” as used in this Note and in any other Transaction Document, means any financing transaction consummated directly or indirectly by the Company with parties other than the Holder, Investor or their Affiliates involving issuance of Common Stock or other securities convertible into or exercisable for Common Stock. The issuance of equity securities pursuant to the Company’s stockholder approved equity compensation plans outstanding on the date hereof shall not be considered a New Transaction.

“Market Price”, as of a particular date (the “Valuation Date”), shall mean the following with respect to any class of securities: (A) if such security is then listed on a national stock exchange, the Market Price shall be the closing bid price of one share of such security on such exchange on the last Trading Day prior to the Valuation Date, provided that if such security has not traded in the prior ten (10) trading sessions, the Market Price shall be the average closing bid price of such security in the most recent ten (10) trading sessions during which such security has traded; (B) if such security is then included in the Over-the-Counter Bulletin Board, the Market Price shall be the closing sale price of one share of such security on the Over-the-Counter Bulletin Board on the last Trading Day prior to the Valuation Date or, if no such closing sale price is available, the average of the high bid and the low ask price quoted on the Over-the-Counter Bulletin Board as of the end of the last Trading Day prior to the Valuation Date, provided that if such security has not traded in the prior ten (10) trading sessions, the Market Price shall be the average closing price of one share of such security in the most recent ten (10) trading sessions during which such security has traded; or (C) if such security is then included in the “pink sheets,” the Market Price shall be the closing sale price of one share of such security on the “pink sheets” on the last Trading Day prior to the Valuation Date or, if no such closing sale price is available, the average of the high bid and the low ask price quoted on the “pink sheets” as of the end of the last Trading Day prior to the Valuation Date, provided that if such security has not traded in the prior ten (10) trading sessions, the Market Price shall be the average closing price of one share of such security in the most recent ten (10) trading sessions during which such security has traded.

“Note” has the meaning set forth in the first paragraph hereof.

“Original Issue Discount” has the meaning set forth in Section 2(b).

“Permitted Indebtedness” means:

(a) Unsecured Indebtedness that is subordinate in right of payment to the Company Notes existing before the date of the Purchase Agreement and refinancings, renewals and extensions of any such Indebtedness if (i) the average life to maturity thereof is greater than or equal to that of the Indebtedness being refinanced or extended, (ii) if the principal amount thereof or interest payable thereon is not increased, (iii) the ranking thereof is subordinate in right of payment to the Company Notes at least to the same extent as the Indebtedness being refinanced, renewed or extended, and (iv) the terms thereof are not less favorable to the Company or the Subsidiary incurring such Indebtedness than the Indebtedness being refinanced, renewed or extended;

(b) Guaranties by any Subsidiary of any “Permitted Indebtedness” of the Company or another Subsidiary;

(c) Indebtedness of the Company to any wholly owned Subsidiary and Indebtedness of any wholly owned Subsidiary to the Company or another wholly owned Subsidiary which constitutes “Permitted Indebtedness” or which is otherwise subordinate in right of payment to the Company Notes;

(d) Indebtedness incurred in connection with financing insurance premiums payable by the Company and its Subsidiaries in the ordinary course of business;

(e) Other Indebtedness consented to in writing by the Holder;

(f) All indebtedness, including secured indebtedness, outstanding prior to the date of this Note;

(g) The Company or any Subsidiary may offer payees of its outstanding trade payables the right to convert such trade payable into Indebtedness, provided, that any conversion is not at a rate below Market Price and any Common Stock issued under this subsection (g) shall be restricted stock and any registration rights granted shall be junior in right to the registration rights granted Holder; and

(h) Unsecured Indebtedness not otherwise permitted hereunder, not exceeding $10,000.

“Permitted Liens” means:

(a) Liens existing on the date of the Purchase Agreement;

(b) Liens imposed by law for taxes that are not yet due or are being contested in good faith and for which adequate reserves have been established on the Company’s books and records in accordance with U.S. generally accepted accounting principles, consistently applied;

(c) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law;

(d) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(e) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of the Company or any of its Subsidiaries; and

(f) Other Liens consented to in writing by the Holder.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Prepayment” has the meaning set forth in Section 3(a) hereof.

“Principal” has the meaning set forth in first paragraph hereof.

“Purchase Agreement” shall mean the Purchase Agreement, dated as of March 6, 2009, and as that agreement may be amended from time to time, by and among the Company and the Investor.

“Redemption Date” means the earliest to occur of (i) the date this Note is prepaid and redeemed pursuant to Section 3(a) hereof, (ii) the effective time of a Change of Control or (iii) the date this Note is redeemed pursuant to Section 3(c) hereof.

“Redemption Price” has the meaning set forth in Section 3(b) hereof.

“Stated Maturity Date” has the meaning set forth in the first paragraph hereof.

“Stockholder Approval” has the meaning set forth in the Purchase Agreement.

“Subordinated Indebtedness” shall mean Indebtedness of the Company or any Subsidiary that specifically provides that such Indebtedness is to rank junior to the Company Notes in right of payment and is subordinated by its terms in right of payment to the Company Notes.

“Subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

“Warrants” has the meaning set forth in the Purchase Agreement.

“Warrant Shares” has the meaning set forth in the Purchase Agreement.

2. Purchase Agreement.

(a) This Note is one of the several 10% Convertible Notes of the Company to be issued from time to time pursuant to the Purchase Agreement. This Note is subject to the terms and conditions of, and entitled to the benefit of, the provisions of the Purchase Agreement.

(b) The Holder shall purchase the series of Company Notes at a price equal to 90% of the Principal, excluding the Interest, which shall represent a 10% original issue discount (the “Original Issue Discount”). The deduction of the Original Issue Discount shall be made as provided in the Purchase Agreement.

3. Prepayment; Change of Control.

(a) The Company may, from time to time at its option, upon ten (10) days’ prior written notice to the Holder, prepay all or part of this Note (with all accrued and unpaid interest thereon) prior to the Stated Maturity Date (each, a “Prepayment”); provided that any such Prepayment shall be subject to a premium equal to 125% of the Principal amount being prepaid (the 25% increase over the Principal amount shall be referred to as the “Premium”) which shall be paid to the Holder in immediately available funds simultaneously with such Prepayment. Upon a Change of Control, dissolution or winding up of the Company, the Holder will first receive the Prepayment on the outstanding principal amount of the Company Notes before any Subordinated Indebtedness is paid or distribution is made in respect of capital stock.

(b) In the event that a Change of Control occurs prior to the Stated Maturity Date, the Company shall redeem as of the effective time of the Change of Control all, but not less than all, of the then-outstanding principal amount of this Note and all accrued interest thereon at a cash redemption price equal to the greater of (i) the then-outstanding principal amount of this Note and all accrued interest thereon plus the Premium and (ii) the product of (A) the number of shares of Common Stock into which such Note would have been converted if the Note were converted on the Redemption Date and (B) the Fair Market Value of the consideration per share to be received by holders of Common Stock in connection with a Change of Control as of the Redemption Date (the “Redemption Price”). The Company shall provide written notice to the Holder of this Note of any pending Change of Control pursuant to subsections (ii) and (iii) of the definition of Change of Control, but not less than 15 days prior to the effective date of such Change of Control. On the Redemption Date, the Company shall pay the Redemption Price to the Holder in immediately available funds to an account previously specified in writing by the Holder. The Holder shall not be required to surrender this Note prior to payment of the Redemption Price, and the Note shall be deemed redeemed as of the tender of the Redemption Price. Upon payment in full of the Redemption Price to the Holder as provided in this Section 3, this Note shall be deemed to have been paid in full and shall no longer be outstanding for any purpose.

4. Conversion Rights.

(a) Following the date of the Stockholder Approval to the earlier of the Stated Maturity Date and the Redemption Date and subject to and upon compliance with the provisions of this Note, the Holder shall have the right, at its option at any time, to convert some or all of the Note into such number of fully paid and nonassessable shares of Common Stock at the Conversion Price. The rights of conversion set forth in this Section 4 shall be exercised by the Holder by giving written notice to the Company that the Holder elects to convert a stated amount of this Note into Common Stock, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued.

(b) Promptly after receipt of the written notice referred to in Section 4(a) above, but in no event more than three (3) Trading Days thereafter, the Company shall issue and deliver, or cause to be issued and delivered, to the Holder, registered in such name or names as the Holder may direct in writing, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such portion of this Note. To the extent permitted by law, such conversion shall be deemed to have been effected, and the Conversion Price shall be determined, as of the close of business on the Trading Day immediately preceding the date on which such written notice shall have been received by the Company and at such time, the rights of the Holder shall cease with respect to the principal amount of the Company Notes being converted, and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby. If, however, the Company fails to deliver the full number of shares due upon any conversion within five (5) calendar days following the demand of conversion, the Company shall pay liquidated damages in cash equal to $1,500 per day for each day the shares are not delivered to the Holder.

(c) No fractional shares shall be issued upon any conversion of this Note into Common Stock. If any fractional share of Common Stock would, except for the provisions of the first sentence of this Section 4(c), be delivered upon such conversion, the Company, in lieu of delivering such fractional share, shall at its option either pay to the Holder an amount in cash equal to the Market Price of such fractional share of Common Stock or round the number of shares up to the nearest whole share.

(d) If the Company shall, at any time or from time to time while this Note is outstanding, pay a dividend or make a distribution on its Common Stock in shares of Common Stock, subdivide its outstanding shares of Common Stock into a greater number of shares or combine its outstanding shares of Common Stock into a smaller number of shares or issue by reclassification of its outstanding shares of Common Stock any shares of its capital stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then the Conversion Price in effect immediately prior to the date upon which such change shall become effective, shall be adjusted by the Company so that the Holder thereafter converting this Note shall be entitled to receive the number of shares of Common Stock or other capital stock which the Holder would have received if the Note had been converted immediately prior to such event upon payment of a Conversion Price that has been adjusted to reflect a fair allocation of the economics of such event to the Holder, without regard to any conversion limitation specified in this Section 4. Such adjustments shall be made successively whenever any event listed above shall occur.

(e) If any capital reorganization, reclassification of the capital stock of the Company, consolidation or merger of the Company with another corporation in which the Company is not the survivor, or sale, transfer or other disposition of all or substantially all of the Company’s assets to another corporation shall be effected and this Note is not redeemed in connection therewith pursuant to Section 3, then, as a condition of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion of this Note such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of shares of Common Stock equal to the number of shares of Common Stock immediately theretofore issuable upon conversion of this Note, had such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof (including, without limitation, provision for adjustment of the Conversion Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or assets thereafter deliverable upon the conversion hereof. The Company shall not effect any such consolidation, merger, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume the obligation to deliver to the Holder, at the last address of the Holder appearing on the books of the Company, such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to purchase, without regard to any conversion limitation specified in Section 4, and the other obligations under this Note. The provisions of this paragraph (e) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions.

(f) In case the Company shall fix a payment date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends or distributions referred to in Section 4(d)), or subscription rights or Company Notes, the Conversion Price to be in effect after such payment date shall be determined by multiplying the Conversion Price in effect immediately prior to such payment date by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the Market Price of Common Stock immediately prior to such payment date, less the fair market value (as determined by the Board in good faith) of said assets or evidences of indebtedness so distributed, or of such subscription rights or Company Notes, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such Market Price immediately prior to such payment date. Such adjustment shall be made successively whenever such a payment date is fixed.

(g) An adjustment to the Conversion Price shall become effective immediately after the payment date in the case of each dividend or distribution and immediately after the effective date of each other event which requires an adjustment.

(h) In the event that, as a result of an adjustment made pursuant to this Section 4, the Holder shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, the number of such other shares so receivable upon conversion of this Note shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained in this Note.

(i) In case at any time:

(A) the Company shall declare any dividend upon its Common Stock or any other class or series of capital stock of the Company payable in cash or stock or make any other distribution to the holders of its Common Stock or any such other class or series of capital stock;

(B) the Company shall offer for subscription pro rata to the holders of its Common Stock or any other class or series of capital stock of the Company any additional shares of stock of any class or other rights; or

(C) there shall be any capital reorganization or reclassification of the capital stock of the Company, any acquisition or a liquidation, dissolution or winding up of the Company;

then, in any one or more of said cases, the Company shall give, by delivery in person or by certified or registered mail, return receipt requested, addressed to the Holder at the address of such Holder as shown on the books of the Company, (a) at least 10 calendar days prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any event set forth in clause (C) of this Section 4(i) and (b) in the case of any event set forth in clause (C) of this Section 4(i), at least 20 calendar days prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock or such other class or series of capital stock shall be entitled thereto and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock and such other series or class of capital stock shall be entitled to exchange their Common Stock and other stock for securities or other property deliverable upon consummation of the applicable event set forth in clause (C) of this Section 4(i).

(j) Upon any adjustment of the Conversion Price, then and in each such case the Company shall give prompt written notice thereof, addressed to the Holder at the address of such Holder as shown on the books of the Company, which notice shall state the Conversion Price resulting from such adjustment and setting forth in reasonable detail the method upon which such calculation is based.

(k) Subject to the Stockholder Approval, the Company shall at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon conversion of this Note as herein provided, no less than 200% of the number of shares of Common Stock as shall then be issuable upon the conversion of this Note, subject to a maximum of the total number of shares of Common Stock then authorized by the Company’s Certificate of Incorporation, provided, however, that if there is not a sufficient number of authorized shares for the Investor to Convert then that will be deemed an Event of Default under Section 6 hereof. The Company covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, and that the Company will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the Conversion Price in effect at the time. The Company shall take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange or trading market upon which the Common Stock may be listed. The Company shall not take any action which could reasonably be foreseen to result in any adjustment of the Conversion Price if the total number of shares of Common Stock issued and issuable after such action upon conversion of this Note would exceed the total number of shares of Common Stock then authorized by the Company’s Certificate of Incorporation.

(l) The issuance of certificates for shares of Common Stock upon conversion of this Note shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the Holder.

(m) Subject to Section 9 hereof, the Company will not at any time close its transfer books against the transfer, as applicable, of this Note or of any shares of Common Stock issued or issuable upon the conversion of this Note in any manner which interferes with the timely conversion of this Note, except as may otherwise be required to comply with applicable securities laws.

(n) To the extent permitted by applicable law and the listing requirements of any stock exchange or trading market on which the Common Stock is then listed, the Company from time to time may decrease the Conversion Price by any amount for any period of time if the period is at least twenty (20) days, the decrease is irrevocable during the period and the Board shall have made a determination that such decrease would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Price is decreased pursuant to the preceding sentence, the Company shall provide written notice thereof to the Holder at least fifteen (15) days prior to the date the decreased Conversion Price takes effect, and such notice shall state the decreased Conversion Price and the period during which it will be in effect.

(o) Notwithstanding anything to the contrary contained herein, no conversion of the Note or any portion hereof into shares of Common Stock or Common Stock Equivalents shall be consummated unless and until the Stockholder Approval has been obtained.

(p) Notwithstanding the provisions of this Note, in no event (except (i) as specifically provided in the Note as an exception to this provision, (ii) during the forty-five (45) day period prior to the Maturity Date, or (iii) while there is outstanding a tender offer for any or all of the shares of the Company’s Common Stock) shall the Holder be entitled to convert this Note, or the Company have the obligation or option to issue shares upon such conversion or in lieu of cash payments hereunder, to the extent that, after such conversion or issuance the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates, and (2) the number of shares of Common Stock issuable upon the conversion of the Note with respect to which the determination of the proviso is being made, would result in beneficial ownership by the Holder and its affiliates in excess of 4.99% of the then outstanding shares of Common Stock (after taking into account the shares to be issued to the Holder upon such conversion); provided, however, that upon the Holder providing the Company with sixty-one (61) days notice that such Holder wishes to waive this restriction with respect to any or all shares of Common Stock issuable upon a conversion, this 4.99% restriction shall be of no force or effect with regard to those shares referenced in any waiver. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended.

5. Covenants.

(a) So long as any amount due under this Note is outstanding and until payment in full of all amounts payable by the Company hereunder, and unless the Holder shall otherwise consent in writing:

(i) The Company shall and shall cause each of its Subsidiaries to (A) carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducting, and (B) do all things necessary to remain duly organized, validly existing, and in good standing as a domestic corporation under the laws of its state of incorporation.

(ii) The Company shall timely file with the Commission all annual and quarterly reports, information, documents and other reports as are specified in Sections 13 and 15(d) of the 1934 Act and applicable to a U.S. corporation, or if the Commission does not permit such filings, the Company will provide such reports, information, documents and other reports to the Investor.

(iii) The Company shall as promptly as reasonably practicable notify the Holder of the occurrence of any Event of Default or any event which, with the giving of notice, the lapse of time or both would constitute an Event of Default, which notice shall include a written statement as to such occurrence, specifying the nature thereof and the action (if any) which is proposed to be taken with respect thereto.

(b) So long as any amount due under this Note is outstanding and until payment in full of all amounts payable by the Company hereunder, and unless the Holder shall otherwise consent in writing:

(i) The Company shall not and shall cause each Subsidiary not to create, incur, guarantee, issue, assume or in any manner become liable in respect of any Indebtedness after the date hereof, other than Permitted Indebtedness; provided that the Company or any Subsidiary may offer payees of its outstanding trade payables the right to convert such trade payable into Indebtedness so long as any conversion is not at a conversion rate below Market Price and any Common Stock issued pursuant to such conversion shall be restricted stock and any registration rights granted shall be junior in right to the registration rights granted Holder.

(ii) The Company shall not and shall cause each Subsidiary not to create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired other than Permitted Liens. The Company shall not, and shall cause each Subsidiary not to, be bound by any agreement which limits the ability of the Company or any Subsidiary to grant Liens other than (A) restrictions contained in agreements existing on the date hereof, or any refinancing thereof (so long as such restrictions are not expanded), (B) Permitted Liens and (C) restrictions contained in leases (whether capitalized or not) and agreements now or hereafter in effect.

(iii) The Company shall not and shall cause each Subsidiary not to, directly or indirectly, (A) make any investment into a new business or other unaffiliated entity or (B) engage in any business other than the primary business of the Company.

(iv) The Company shall not, and shall cause each of its Subsidiaries not to, directly or indirectly, declare or pay any cash dividends on account of any shares of any class or series of its capital stock now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of its capital stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or pay any interest, premium if any, or principal of any Indebtedness (other than the Permitted Indebtedness) or redeem, retire, defease, repurchase or otherwise acquire any Indebtedness (other than the Permitted Indebtedness) (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration or apply or set apart any sum, or make any other payment in respect thereof or agree to do any of the foregoing.

(v) The Company shall not and shall cause each Subsidiary not to amend its bylaws, certificate of incorporation or other charter document in a manner that would materially adversely effect the rights of the Holder of this Note.

(vi) The Company shall perform, observe and comply with the terms of the Purchase Agreement.

(vii) The Company shall not issue any shares of Common Stock or Common Stock Equivalents at less than the Market Price in effect at the time of such issuance. The foregoing covenant shall not be deemed to prevent the issuance of equity securities pursuant to the Company’s stockholder approved equity compensation plans outstanding on the date hereof, provided that any issuance under such plans are made in full compliance with such plans.

(c) For the avoidance of doubt, the foregoing restrictions contained in this Section 5 shall also apply (i) to the Company’s Subsidiaries and (ii) to any agreement, understanding or arrangement to do any of the foregoing.

6. Event of Default.

(a) An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(i) the Company defaults in the payment of any principal on any Note when the same becomes due and payable, whether at maturity or otherwise; or

(ii) the Company defaults in the payment of any interest on any Note when the same becomes due and payable; or

(iii) the Company defaults in the performance of or compliance with any material term contained herein or in any Transaction Document, provided that the Company shall be provided 10 days prior notice of such default or non-compliance during which it may remedy or cure such default or non-compliance without an Event of Default occurring; or

(iv) any representation or warranty made by or on behalf of the Company or any Subsidiary or by any officer of the Company or a Subsidiary in this Note or any Transaction Document, proves to have been false or incorrect in any material respect on the date as of which made; or

(v) (a) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any indebtedness that is outstanding beyond any period of grace provided with respect thereto, or (b) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any indebtedness that is outstanding or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such indebtedness has become, or has been declared (or one or more Persons are entitled to declare such indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (c) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of indebtedness to convert such indebtedness into equity interests), (A) the Company or any Subsidiary has become obligated to purchase or repay indebtedness before its regular maturity or before its regularly scheduled dates of payment, or (B) one or more Persons have the right to require the Company or any Subsidiary so to purchase or repay such indebtedness; or

(vi) the Company or any Subsidiary (a) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (b) makes an assignment for the benefit of its creditors, (c) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (d) is adjudicated as insolvent or to be liquidated, or (e) takes corporate action for the purpose of any of the foregoing; or

(v) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any Subsidiary, or any such petition shall be filed against the Company or any Subsidiary; or

(vi) a final judgment or judgments for the payment of money are rendered against one or more of the Company and the Subsidiaries, which judgments are not, within sixty (60) days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within sixty (60) days after the expiration of such stay; or

(vii) the Company or any Subsidiary defaults in the performance of or compliance with any material term or covenant contained in any Transaction Document, or any Transaction Document ceases to be in full force and effect as a result of acts taken by the Company or any Subsidiary, or is declared to be null and void in whole or in material part by a court or other governmental or regulatory authority having jurisdiction or the validity or enforceability thereof shall be contested by any of the Company or any Subsidiary or any of them renounces any of the same or denies that it has any or further liability thereunder; provided that the Company shall be provided 10 days prior notice of any default or non-compliance subject to this section during which it may remedy or cure such default or non-compliance; or

(viii) the Company does not have a sufficient number of shares of Common Stock authorized and unissued to permit the Investor to convert this Note or any other convertible security owned either pursuant to this transaction or in a previous transaction into shares of Common Stock in accordance with the terms of such securities; or

(ix) any vendor or similar creditor of the Company forecloses on or freezes any material assets of the Company which leads to the Company being forced to suspend its business activity; or

(x) the failure of the Company to register the Registrable Securities (as defined in the Registration Rights Agreement) pursuant to the terms of the Registration Rights Agreement.

(b) Acceleration. If an Event of Default has occurred, all the Notes then outstanding shall automatically become immediately due and payable. Upon any Notes becoming due and payable under this Section 6, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus all accrued and unpaid interest thereon shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.

(c) Other Remedies.  If any Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 6, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

(d) Rescission.  At any time after any Notes have been declared due and payable pursuant to Section 6, the holders of a majority in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (i) the Company has paid all overdue interest on the Notes and all principal of any Notes that are due and payable and are unpaid other than by reason of such declaration, (ii) all Events of Default, have been cured or have been waived, and (iii) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 6(d) will extend to or affect any subsequent Event of Default or impair any right consequent thereon.

(e) No Waivers or Election of Remedies, Expenses, Etc.  No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies.  No right, power or remedy conferred by this Note or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

(f) Default Interest.  If an Event of Default has occurred and is continuing, any amount of principal on the Notes then outstanding shall bear interest at the rate of eighteen percent (18%) per annum and shall be paid to the Holder in cash as liquidated damages and not as a penalty, after and Event of Default has occurred, until the earlier of (i) the Notes, including accrued but unpaid interest thereon, are paid in full and (ii) such Event of Default, if curable under the terms of this Note, has been cured.  Such Default Interest shall be paid to the holders of such Notes by the fifth (5th) day of the month following the month in which it has accrued or, if not so paid, shall be added to the principal amount of such holder’s Notes, in which event interest shall accrue thereon in accordance with the terms of the Notes.

7. No Waiver. No delay or omission on the part of the Holder in exercising any right under this Note shall operate as a waiver of such right or of any other right of the Holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion.

8. Amendments in Writing. Any term of this Note may be amended or waived upon the written consent of the Company and the Holder.

9. Transfers. This Note is transferable and assignable, in whole or in part and in accordance with the applicable provisions of the Purchase Agreement, to any Person to whom such transfer is permissible under the Purchase Agreement and applicable law. In addition, after delivery of an indemnity in form and substance reasonably satisfactory to the Company, the Company also agrees to promptly issue a replacement Note if this Note is lost, stolen, mutilated or destroyed.

10. Waivers. The Company hereby forever waives presentment, demand, presentment for payment, protest, notice of protest, notice of dishonor of this Note and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, other than notices expressly required under the terms hereof or of the other Transaction Documents.

11. Waiver of Jury Trial. THE COMPANY HEREBY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS NOTE OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THE COMPANY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

12. Governing Law; Consent to Jurisdiction. This Note shall be governed by and construed under the law of the State of New York without regard to any law or principles that would make this choice of law provision invalid. The Company and, by accepting this Note, the Holder, each irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Note and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Note. The Company and, by accepting this Note, the Holder, each irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. The Company and, by accepting this Note, the Holder, each irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

13. Costs. If action is instituted to collect on this Note, the Company promises to pay all costs and expenses, including reasonable attorney’s fees, incurred in connection with such action.

14. Notices. Unless otherwise provided, any notice required or permitted under this Note shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or telecopier, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one Business Day after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days’ advance written notice to the other party:

If to the Company:

Converted Organics, Inc.
7A Commercial Wharf West
Boston, Massachusetts 02110
Attention: Edward J. Gildea
Phone: (617) 624-0111
Fax: (617) 624-0333

with a copy to:

Cozen O’Connor
The Army and Navy Building
1627 I Street, NW
Suite 1100
Washington, DC 20006
Attn: Ralph V. De Martino, Esq.
Phone: (202) 912-4830
Fax: (202) 912-4830

If to the Investor:

Professional Offshore Opportunity Fund, Ltd.
1400 Old Country Road, Suite 206
Westbury, New York 11590
Attention: Howard Berger
Phone: (516) 228-0070
Fax: (516) 228-8083

with a copy to (which shall not constitute notice):

Anslow & Jaclin, LLP
195 Route 9 South, Suite 204
Manalapan, New Jersey 07726
Attention:	Joseph M. Lucosky, Esq. Eric M. Stein, Esq.

Phone: (732) 409-1212
Fax: (732) 577-1188

15. Successors and Assigns. This Note shall be binding upon the successors or assigns of the Company and shall inure to the benefit of the permitted successors and assigns of the Holder.

16. Counterparts. This Note may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

17. Facsimile Signature. In the event that any signature is delivered by facsimile transmission, PDF, electronic signature or other similar electronic means, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

18. Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Note and the consummation of the transactions contemplated hereby.

19. No Strict Construction.  The language used in this Note will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

20. Remedies.  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder by vitiating the intent and purpose of the transaction contemplated hereby.  Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Note will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Note, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, to an injunction or injunctions restraining, preventing or curing any breach of this Note and to enforce specifically the terms and provisions hereof, without the necessity of showing economic loss and without any bond or other security being required.

21. Waiver of Stay, Extension or Usury Laws.  The Company covenants that it shall not at any time insist upon, or plead, or in any manner whatsoever claim, and shall resist any and all efforts to be compelled to take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein and therein, wherever enacted, now or at any time hereafter in force, or which may effect the covenants or the performance of this Note; and the Company hereby expressly waives all benefit or advantage of any such law and covenants that it shall not hinder, delay or impede the execution of power herein granted to the holders of the Notes, but shall suffer and permit the execution of every such power as though no such law had been enacted.  All agreements between the Company and holders of the Notes, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason or demand or acceleration of the final maturity date of the Notes or prepayment or otherwise, shall the interest contracted for (or any original issue discount that would be determined to be interest), charged, received, paid or agreed to be paid to holders exceed the maximum amount permissible under the laws of the State of New York (hereinafter the “Applicable Law”).  If, from any circumstances whatsoever, interest (or any original issue discount that would be determined to be interest) would otherwise be payable to any holder of the Notes in excess of the maximum amount permissible under Applicable Law, the interest payable to such holder shall be reduced to the maximum amount permissible under Applicable Law, and if from any circumstances such holder shall ever receive anything deemed interest by the Applicable Law in excess of the maximum amount permissible under the Applicable Law, an amount equal to the excessive interest shall be applied to the reduction of the principal hereof and not to the payment of interest, or if such excessive amount of interest exceeds the unpaid principal balance of principal hereof, such excess shall be refunded to the Company as applicable.  All interest paid or agreed to be paid to the holders of the Notes shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated and spread throughout full period (including any renewal or extension) until payment in full of the principal so that the interest hereon for such full period shall not exceed the maximum amount permissible under the Applicable Law.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE TO CONVERTIBLE NOTE]

IN WITNESS WHEREOF, the Company has caused this 10% Convertible Note to be signed in its name effective as of the date first above written.

CONVERTED ORGANICS, INC.

By:
Name: Edward J. Gildea
Title: President and Chief Executive Officer